Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

LICENSE AGREEMENT

This license agreement (this “Agreement”) is entered into as of January 12, 2022 (the “Effective Date”) by and between IGF Oncology, LLC, a Delaware limited liability company, having an address of [***] (“IGF”) and Lirum Therapeutics, Inc. a Delaware corporation, having an address of 590 Park Avenue, New York, NY 10065 (“LIRUM”). IGF and LIRUM are from time to time referred to herein individually as a “Party” or collectively as the “Parties”.

WHEREAS, IGF owns or possesses certain intellectual property rights, know-how, and tangible materials with respect to the proprietary compounds known as “IGF-MTX,” “CPE-54” and “EGF-Bendamustine” (each as defined further below a “Compound,” and collectively, the “Compounds”); and

WHEREAS, LIRUM is a company focused on the development and commercialization of drug candidates and wishes to obtain from IGF certain license rights to research, develop, manufacture, and commercialize products including and/or relating to the Compound(s).

NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the Parties hereby agree as follows:

ARTICLE - 1.      DEFINITIONS AND INTERPRETATIONS

1.1.	Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, have the respective meanings set forth below.

“Accelerated Approval” means any drug approved under the FDA Accelerated Approval Program which still need to be tested after approval in clinical trials using endpoints that demonstrate clinical benefit.

“Affiliate” means any corporation or other business entity which directly or indirectly is controlled by, controls, or is under common control with a Party to this Agreement, where control shall mean (i) the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting securities of an entity, or (ii) the right to receive at least fifty percent (50%) of the profits or earnings of an entity, or (iii) such other relationship as in fact results in actual control over the management, assets, business and affairs of an entity.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“LIRUM” has the meaning set forth in the first paragraph of this Agreement.

“Combination Product” means a Licensed Product which contains at least two (2) different therapeutically active ingredients, at least one (1) of which is not a Compound.

“Commercially Reasonable Efforts” means the efforts and resources commonly associated with good business practice and standards in the pharmaceutical industry that would normally be deployed or expended in the industry by a company having resources comparable to LIRUM for the development and commercialization of pharmaceutical products of a commercial potential similar to that of the relevant Compound or Licensed Product at a similar stage of development and with a similar risk profile, taking into account relevant factors such as issues of safety and efficacy, mechanism of action, product profile, company profile, market potential, the proprietary position of the product and the competitive environment for such product.

“Compound” means each of IGF-MTX, CPE-54 and EGF-Bendamustine, collectively, the “Compounds,” and other related pharmaceutical compositions, formulations, novel dosages and all analogs and derivatives thereof, including in all dosage forms, formulations and methods of delivery including but not limited to conjugates of Bendamustine, Methotrexate, or [***] to [***], 765IGF, or [***] or other variants or wild type [***], IGF, or [***].

“Confidential Information” means any and all information related to the development, manufacture and/or commercialization of a Compound or Licensed Product(s) which is disclosed by one Party to the other Party pursuant to this Agreement. The terms and conditions of this Agreement shall also be considered Confidential Information of both Parties.

“Control” and its correlative terms, “Controlled” or “Controls”, shall mean, with respect to any intellectual property right or other intangible property, that a Party owns or has a license or sublicense to such item or right, and has the ability to assign, grant access, license or sublicense, as applicable, in or to such right without violating the terms of any agreement or other arrangement with any Third Party. For the avoidance of doubt, Third Party intellectual property shall only be considered “Controlled” by a Party, if the Party has the right to disclose, assign, or grant a license, sublicense or other right to the other Party as provided for in this Agreement.

“Cover” means, with reference to Patent Rights, that the manufacture or commercialization of a Compound or Licensed Product would infringe at least one Valid Claim of such Patent Right in the country(ies) in which such activities occur.

“Effective Date” has the meaning set forth in the first paragraph of this Agreement.

“EMA” means the European Medicines Agency and any successor agency thereto.

“Equity Financing” means any sale or series of sales of preferred equity, common equity, convertible notes, warrants, options or other equity or rights to acquire equity, for cash or other consideration, other than pursuant to the exercise of previously outstanding rights or issued securities.

“EU” means the organization of member states of the European Union, as it may be constituted from time to time; provided that for the purposes of this Agreement the United Kingdom and any other country that is a member of the European Union on the Effective Date, shall be deemed to be a member of the European Union during the term of this Agreement.

“Existing Licensor” means [***].

“Existing In-License Agreement” means the Exclusive License Agreement by and between [***] and IGF dated [***].

"Exploit" means to make, have made, import, export, use, sell or offer for sale, including to research, experiment, develop, commercialize, obtain and maintain Regulatory Approvals, hold or keep (whether for disposal or otherwise), manufacture, have manufactured, have used, export, transport, distribute, promote, market or have sold or otherwise dispose of, and “Exploitation” shall mean the act of Exploiting.

“FDA” means the United States Food and Drug Administration, or any successor agency thereof.

“Field” means any and all uses including all pharmaceutical and diagnostic indications.

“First Commercial Sale” means the first sale for human use or consumption of any Licensed Product by LIRUM, its Affiliates or Sublicensees, in a country or region in the Territory after Regulatory Approval for such product has been obtained in such country or region.

“Generic Competition” means with respect to a Licensed Product in any particular country in the Territory, the existence on the market of any Generic Product in competition with such Licensed Product in such country where the unit volume of Generic Products sold in such country by one (1) or more Third Parties in a calendar quarter is (a) at least [***] percent ([***]%) (“Level 1 Generic Competition”), or (b) at least [***] percent ([***]%) (“Level 2 Generic Competition”), in each case of (a) or (b), of the unit volume of Licensed Products sold in such country to end users by LIRUM, its Affiliates and Sublicensees (or its or their distributors). Unless otherwise agreed by the Parties, the unit volumes of each Licensed Product sold during a calendar quarter will be as reported by [***] or any successor to [***] or any other independent sales auditing firm reasonably agreed upon by the Parties.

“Generic Product” means any pharmaceutical product that: (a) is sold by a Third Party other than pursuant to any rights granted by LIRUM; and (b) contains the same active pharmaceutical ingredient (or one which is substantially the same, such as a hydrate or salt of the active pharmaceutical ingredient) as a Licensed Product; and (c) was granted pursuant to an application for a marketing authorization that relies on data held by a Regulatory Authority in relation to a Licensed Product.

“IGF” has the meaning set forth in the first paragraph of this Agreement.

“IND” means an Investigational New Drug application or Notice of Claimed Investigational Exemption for a New Drug (as that term is defined in FDA regulations at 21 C.F.R. §312.3), Clinical Study Application, Clinical Trial Exemption, Clinical Trial Authorization, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

“Know-How” means all know-how, data, or other information, including all research, development, preclinical, manufacturing, clinical and regulatory data, that relates to the Compounds and is reasonably necessary for the research, development, manufacturing, use, administration and/or commercialization of the Compounds.

“Law” means any federal, state, local, foreign or multinational law, statute, ordinance, code, rule, regulation, resolution, or order of any government or Regulatory Authority in the applicable Territory, or any similar provision having the force or effect of law.

“Licensed Patents” means the Patent Rights Controlled by IGF as of the Effective Date or arising during the Term which Cover any Compound. The Licensed Patents as of the Effective Date are listed on Schedule 1.

“Licensed Know-How” means the Know-How in IGF’s possession and Control as of the Effective Date or during the Term which relates to any Compound in the Field. The Licensed Know-How existing on the Effective Date is listed on Schedule 2.

“Licensed Product” means any and all biopharmaceutical products containing a Compound as an active pharmaceutical ingredient that is/are developed and/or commercialized pursuant to this Agreement by or on behalf of LIRUM or its Affiliates, including all formulations and methods of delivery containing a Compound, and specifically includes any product or process or license therefore that, in whole or in part, absent the license granted hereunder, would infringe one or more claims of the Patent Rights, or uses, incorporates or is derived from Materials, or is produced utilizing the Know-How, and (i) any process that uses any such product, (ii) any product that is manufactured using such process, or that, when used, practices any such process, and (iii) any service that uses any such products or processes or the Know-How.

“Materials” means any and all materials relating to the Compounds, including all drug substance precursors, drug substance, drug product, formulations, excipients, reagents, assays, screens, and other materials necessary for the discovery, research, development, manufacture, storage, administration, and use of the Compounds.

“Milestone Event” has the meaning set forth in Sections 3.2.

“NDA” means (i) a new drug application (as described in the applicable FDA laws and regulations), and including all amendments and supplements thereto, that is filed in the United States with the FDA, and/or (ii) any other analogous applications or submissions which are required to be filed with the EMA or any other relevant Regulatory Authorities in the Territory to obtain and/or maintain a Regulatory Approval.

“Net Sales” means the total invoiced sales of Licensed Product by LIRUM, any affiliate, and/or any of its or their Sublicensees, less the following charges or expenses, as determined in accordance with U.S. GAAP:

(i)	customary and reasonable trade, quantity or cash discounts and rebates actually taken, including for cash and non-cash coupons, retroactive price reductions, and charge-back payments and rebates granted to any Third Party (including to governmental authorities, purchasers, reimbursers, customers, distributors, wholesalers, and group purchasing and managed care organizations or entities (and other similar entities and institutions));

(ii)	reasonable refunds, replacements or credits given to purchasers for return of Licensed Products for which a royalty was paid under this Agreement;

(iii)	sales and excise taxes shown on the face of the invoice, excluding value-added tax, actually paid; and

(iv)	any other similar and customary discount and/or return related deductions which are in accordance with U.S. GAAP.

Excluded from Net Sales shall be consideration received for any and all services performed in connection with a sale, transfer or other disposition of Licensed Products in an arms-length third party transaction provided LIRUM is already paying royalties on Net Sales received from the sale, transfer or disposition of such Licensed Products and provided that Net Sales from such Licensed Products shall be based on the full price charged for such Licensed Products when sold without services.

With respect to a Licensed Product that is a Combination Product, “Net Sales” shall include that percentage of the Net Sales of such Combination Product (as determined in accordance with the foregoing paragraph) calculated as follows:

(i)	If the Licensed Product and other components in such Combination Product are both sold separately in such country, then Net Sales for the Licensed Product will be calculated by multiplying actual Net Sales of such Combination Product in such country by the fraction A/(A+B), where: “A” is the weighted average net sales price in such country of the Licensed Product when sold separately; and “B” is the weighted average net sales price in such country of the other components contained in the Combination Product when sold separately;

(ii)	If the Licensed Product or the other components contained in the Combination Product are not sold separately in such country, then the Parties will agree in good faith regarding an appropriate allocation of Net Sales prior to the end of the accounting period in question based on an equitable method of determining the same that takes into account, in the applicable country, variations in dosage units and the relative fair market value of the Product or each other component in the Combination Product.

“Patent” means (a) an issued patent or pending patent application in any country or supranational jurisdiction in the Territory and any patent issuing therefrom, including any certificate of invention, application for certificate of invention, utility model, or application for utility model, provisional, converted provisional, non-provisional, divisional, continuation, continuation-in-part, and continued prosecution application; (b) any substitution, reissue, re-examination, renewal, confirmation, revalidation, extension (including, without limitation, U.S. pediatric exclusivity patent extensions) and supplementary protection certificate with respect to any of the foregoing; and (c) any foreign counterparts of any of the foregoing

“Patent Rights” means (a) an issued or granted patent, including any extension, supplemental protection certificate, registration, confirmation, reissue, reexamination, extension or renewal thereof; (b) a pending patent application, including any continuation, divisional, continuation-in-part, substitute or provisional application thereof; and (c) all counterparts or foreign equivalents of any of the foregoing issued by or filed in any country or other jurisdiction

“Phase I Study” means a human clinical trial in any country that would satisfy the requirements of 21 C.F.R. §312.21(a) (as amended) (whether or not such trial is intended for submission to the FDA), but which is not a Phase II Study or Phase III Study.

“Phase II Study” means a human clinical trial in any country that would satisfy the requirements of 21 C.F.R. §312.21(b) (as amended) (whether or not such trial is intended for submission to the FDA), but which is not a Phase III Study.

“Phase III Study” means a large scale human clinical trial in any country that would satisfy the requirements of 21 C.F.R. §312.21(c) (as amended) (whether or not such trial is intended for submission to the FDA).

“Regulatory Approval” means, with respect to a country or region in the Territory, any and all NDA approvals and/or other approvals, licenses, registrations or authorizations from the relevant Regulatory Authority necessary in order to import, distribute, market and sell a biopharmaceutical product in such country or region (which includes any required pricing or pricing reimbursement approvals).

“Regulatory Authority” means the FDA, the EMA, and any other analogous government regulatory authority or agency involved in granting approvals for, or regulating, or otherwise exercising authority with respect to the manufacture, development and/or commercialization of pharmaceutical products in the Territory.

“Regulatory Data Exclusivity Period” means any period of data, market or other regulatory exclusivity (as distinct from and excluding any exclusivity arising under Patent Rights) for a Licensed Product in a country or region in the Territory under applicable Laws in such country or region, including, without limitation, any such exclusivity provided in countries in the EU under national Laws and regulations implementing (a) Section 10.1(a)(iii) of the Directive 2001/EC/83, (b)  U.S. exclusivity periods such as reference product exclusivity, pediatric exclusivity, orphan-drug exclusivity, and the Hatch-Waxman data exclusivity or (c)  any analogous Laws in other countries in the Territory.

“Regulatory Documentation” means all (a) applications (including all INDs), registrations, licenses, authorizations and Regulatory Approvals; (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all documents cited therein, including as applicable, all adverse event files and complaint files; and (c) clinical, chemistry, manufacturing and controls and other data contained or relied upon in any of the foregoing; in each case ((a), (b) and (c)) relating to a Compound or a Licensed Product.

“Royalty Term” means on a product by product and country by country basis, until the latest of: (i) the expiration of the last Valid Claim to expire in such country; (ii) the expiration of all Regulatory Data Exclusivity Periods that apply to such Licensed Product in such country; or (iii) [***] ([***]) [***] after the First Commercial Sale of the relevant Licensed Product in such country.

“Sublicense” means any agreement made in accordance with the terms of Section 2.2 under which LIRUM (or a Sublicensee of LIRUM) has conveyed rights under any of the rights granted to LIRUM under Section 2.1

“Sublicense Consideration” means income received by LIRUM or its Affiliates as consideration for the grant of a Sublicense. Sublicense Consideration includes income received from a Sublicensee in the form of license issue fees, milestone payments and similar payments, but specifically excludes (a) royalties on the sale or distribution of Licensed Product, (b) consideration received for purchase of equity in Licensee or its Affiliates up to the Fair Market Value of such equity “Fair Market Value” mean the cash consideration that Licensee or its Affiliates would realize from an unrelated buyer in an arms-length sale of an identical item sold in the same quantity and at the time and place of the transaction) unless there is an active market for such securities, in which case Fair Market Value will be deemed to be the average of the closing prices of the securities on the applicable exchange or market over the [***] ([***]) [***] period ending [***] ([***]) [***] prior to the closing of such transaction (it being understood that any amounts paid in excess of Fair Market Value will be deemed Sublicense Consideration ), (c) payments of loans or other debt obligations (it being understood that any such amounts that are later forgiven will be deemed Sublicense Consideration), (d) payments for research and development services up to the cost to perform such services, where LIRUM or Affiliate is obligated to perform such research and development services and such research and development services are directly related to a Licensed Product and (e) amounts paid as consideration for other patent or intellectual property rights owned or in-licensed by LIRUM or any of its Affiliates separate from this Agreement.

“Sublicensee” means a Third Party that is granted a Sublicense (including for clarity any Third Party that is granted a further Sublicense from an original Sublicensee of LIRUM).

“Technology Transfer” has the meaning set forth in Section 2.5.

“Term” has the meaning set forth in Section 10.1.

“Territory” means all of the countries and territories in the world.

“Third Party” means any and all individuals or entities other than IGF, LIRUM and their respective Affiliates.

“Third Party Patent” shall mean a Patent owned or controlled by a Third Party.

“Valid Claim” means (a) a claim of an issued and unexpired Patent Right which (i) has not been revoked or held invalid or unenforceable by a final decision of a court or other governmental agency of competent jurisdiction with no further possibility of appeal and (ii) Covers a Licensed Product (or any component thereof), and/or the manufacture or formulation of a Licensed Product, and/or the use of a Licensed Product for one or more indications, or (b) a claim of a pending Patent Right that has not been abandoned or finally disallowed without the possibility of appeal or re-filling of the application, provided that such Patent Right has not been pending for more than [***] ([***]) [***] from the effective filing date of the applicable patent application; and, in each case (a) and (b) which would be infringed in the absence of the licenses granted herein, by the performance of any activity related to the research, development, manufacture or commercialization of a Compound or a Licensed Product.

1.2            Interpretation

Unless the context otherwise requires, the following rules of interpretation shall apply to this Agreement:

1.2.1	The headings in this Agreement are inserted for convenience only and shall not affect its construction.

1.2.2	Any and all Schedules, annexes and exhibits to this Agreement form part of (and are incorporated into) this Agreement.

1.2.3	Any words following the terms "including", "include" or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.2.4	The word "or" has the inclusive meaning represented by the phrase "and/or".

1.2.5	Words in the singular include the plural, and words in the plural include the singular.

1.2.6	Use of any gender includes the other genders and neuter.

1.2.7	References to "Sections" and "Schedules" are to sections of, and schedules to, this Agreement.

1.2.8	References to a "person" shall be construed so as to include:

1.2.8.1	any individual, firm, body corporate, authority, joint venture, association, undertaking, partnership or limited partnership (whether or not having separate legal personality); and

1.2.8.2	a reference to the successors, permitted transferees and permitted assignees of any of the persons referred to in Section 1.2.8.1.

1.2.9	References to "written" or "writing" shall include all data in written form whether represented in writing, email or facsimile.

ARTICLE - 2.      LICENSES

2.1.	Exclusive Licenses to Licensed Patents and Licensed Know-How. Subject to the terms of this Agreement, IGF hereby grants to LIRUM (a) an exclusive (even as to IGF), license under the Licensed Patents to Exploit Compounds and Licensed Products in the Field in the Territory; (b) an exclusive license to use the Licensed Know-How solely to Exploit Compounds and the Licensed Products in the Field in the Territory; and (c) a right of reference in and to any Regulatory Approvals for the Compounds.

2.2.	Sublicense Rights.

i)	Licensee may not grant any Sublicense until it has paid the upfront payments due under Section 3.1(i), (ii), and (iii) hereunder. Any sublicense by Licensee shall be to a Sublicensee that agrees in writing to be bound to terms consistent with and to be subject to the terms and conditions of this Agreement. LIRUM agrees to notify IGF in writing by email to [***] at least [***] ([***]) [***] prior to entering into any sublicensing agreements with any Third Party and such notice will include the name of such proposed Sublicensee and a summary of the material terms contemplated in such sublicensing agreement. To the extent IGF has any concerns about the proposed Sublicensee or any of the proposed terms of such sublicensing agreement, it will notify LIRUM of such concerns within [***] ([***]) [***] of receipt of LIRUM’s written notice. LIRUM agrees that it take into consideration any such concerns raised by the IGF in the final sublicense agreement; provided, however, LIRUM shall have the sole discretion as to the final terms of such sublicensing agreement. In the event that IGF does not respond to LIRUM’s written notice within [***] ([***]) [***] of receipt of such notice, LIRUM may presume that there are no objections to the summary terms of the sublicense agreement and enter into such sublicense agreement without further coordination with IGF. Sublicenses granted hereunder shall be further transferable. LIRUM will provide IGF (by email to: [***]) with an un-redacted copy of each sublicense agreement promptly after execution. LIRUM is responsible for the performance of all Sublicensees as if such performance were carried out by LIRUM itself, including the payment of any royalties or other payments provided for hereunder triggered by such Sublicense, regardless of whether the terms of any sublicense require that Sublicensee pay such amounts (such as in a fully paid-up license) to LIRUM or that such amounts be paid by the Sublicensee directly to IGF. Each sublicense agreement shall name IGF as a third-party beneficiary. LIRUM shall not grant any fully-paid up or royalty-free sublicenses without IGF’s prior written consent.

ii)	In the event of any termination of this Agreement, all outstanding Sublicenses made in accordance with Section 2.2(i) not in default will be assigned by LIRUM to IGF, and such assignment will be accepted by IGF. Each assigned Sublicense will remain in full force and effect with IGF as the licensor, but the duties and obligations of IGF under the assigned Sublicenses will not be greater than the duties of IGF under this Agreement, and the rights of IGF under the assigned Sublicenses will not be less than the rights of IGF under this Agreement.

2.3.	No Implied Licenses. Nothing herein shall be construed as creating, granting or otherwise conveying to either Party any license or other right (whether by implication, estoppel or otherwise) other than those license grants and rights that are expressly provided for in this Agreement.

2.4.	Restrictions and Limitations on License. LIRUM agrees to be bound by the terms and conditions of the Existing In-License Agreements, and to require any assignee or Sublicensee of its rights under this Agreement (including any assignee who acquires its rights through a Change of Control of LIRUM) to consent to and be bound by such terms and conditions, to the extent that such terms and conditions are applicable to LIRUM.

2.5.	Technology Transfer. In furtherance of the license to Licensed Know-How which is granted to LIRUM pursuant Section 2.1, IGF and LIRUM shall cooperate to arrange for and complete an orderly transfer from IGF to LIRUM, and/or to make such other mutually acceptable arrangements as are reasonably necessary, to provide LIRUM with access to the available Licensed Know-How promptly as requested after the Effective Date (the “Technology Transfer”). Without limiting the generality of the foregoing, the Parties have agreed to the following specific procedures to the Technology Transfer:

(i)	Data Transfer. No later than [***] ([***]) [***] after the Effective Date, IGF will promptly deliver or otherwise provide LIRUM with copies of relevant documentation, data, and information which constitutes Licensed Know-How in a manner mutually agreed (generally such information shall be provided in digital or other electronic format, and may include hard-copy documentation), including without limitation, the materials described in Schedule 2 (attached hereto).

(ii)	Transfer of Materials. No later than [***] ([***]) [***] after the Effective Date, IGF will deliver to a facility designated by LIRUM all Materials (if any are in the possession of and Controlled by IGF), the quantities of which are set forth in Schedule 3 (attached hereto). LIRUM shall reimburse IGF for any shipping costs (which shall be reasonable) incurred for the transfer of such materials to LIRUM.

(iii)	Transfer of Regulatory Documentation. No later than [***] ([***]) [***] after the Effective Date, IGF shall (A) grant a right of reference to LIRUM to Regulatory Approvals, (B) assign and transfer to LIRUM all Regulatory Documentation that are Controlled by IGF, including those under the [***] for IGF-MTX and IND#131518 for CPE54, for any Compounds or Licensed Products; and (C) deliver to LIRUM copies of such Regulatory Documentation. Upon termination of this Agreement in whole by either party, LIRUM will be obligated to and will assign and transfer to IGF within [***] ([***]) [***] all Regulatory Documentation (including all INDs for IGF-MTX and CPE-54 and any Regulatory Documentation for any l Compounds and Licensed Products under this Agreement) and LIRUM’s rights of reference to Regulatory Approvals will automatically terminate. Upon termination of this Agreement partially as to one or more Compounds or Licensed Products, LIRUM will be obligated to and will assign and transfer within ([***]) [***] all Regulatory Documentation and all INDs pertaining to only the terminated Compounds or Licensed Products and LIRUM’s rights of reference to Regulatory Approvals related to the applicable Compounds or Licensed Products will automatically terminate.

2.6	Limitations Under Law. In the event that the exclusivity of any license granted hereunder is limited by any applicable Law or Existing In-License Agreements, such license shall not terminate, but shall remain exclusive to the extent permitted by such Law and shall become non-exclusive, but only with respect to such portions necessary to conform with applicable Law.

ARTICLE - 3.      CONSIDERATION

3.1.	Upfront Payments. In consideration of the licenses granted herein, LIRUM shall pay IGF: (i) $250,000 upon the earlier of an Equity Financing totaling at least $10,000,000 or within nine (9) months of the Effective Date, (ii) and an additional $750,000 upon the earlier of an Equity Financing totaling at least $10,000,000 or within twelve (12) months of the Effective Date; and (iii) $500,000 upon the earlier of an Equity Financing totaling at least $10,000,000 or no later than 18 months from the Effective Date.

3.2.	Milestone Payments. In further consideration for the licenses granted to LIRUM under this Agreement, LIRUM shall pay to IGF the following one-time development and regulatory milestone payments for each Compound, where IGF-MTX, CPE-54 and EGF-Bendamustine are considered separate Compounds (unless otherwise indicated), with each such payment being due within [***] ([***]) [***] after the occurrence of the indicated milestone event below (the “Milestone Events”):

Milestone Event	Milestone Payment
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]/$[***]
[***]	$[***]
[***]	$[***]

For clarity, the Parties acknowledge that each of the foregoing development and regulatory milestone payments shall only be due and payable once with respect to the first Licensed Product incorporating or relying from each Compound, regardless of how many products may achieve such event (including whether or not there are subsequent indications for a product) for each Compound and each Milestone shall be due and payable for each Compound, regardless of whether Milestones have been achieved for Licensed Products incorporating or relying on other Compounds. Each milestone payment will be non-refundable, non-creditable and not subject to set-off (except as expressly set forth herein). LIRUM shall notify IGF within [***] ([***]) [***] after LIRUM becomes aware of the achievement of each of the Milestone Events.

All milestone payments are payable in cash or, cash and/or equity at LIRUM discretion, provided the equity is in a publicly traded vehicle with a public listing in the U.S. and a market cap of at least $[***] .

3.3.	Sales Based Milestones. In further consideration for the licenses granted to LIRUM under this Agreement, LIRUM shall pay to IGF the following one-time sales based milestone payments for each Compound, where IGF-MTX, CPE-54 and EGF-Bendamustine are considered separate Compounds, with each such payment being due within [***] ([***]) [***] after the occurrence of the indicated Milestone Event:

Milestone Event	Milestone Payment
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

Each milestone payment will be non-refundable, non-creditable and not subject to set-off (except as expressly set forth herein). All milestone payments are payable in cash or, cash and/or equity at LIRUM discretion, provided the equity is in a publicly traded vehicle with a public listing in the U.S. and a market cap of at least $[***] . Each milestone payment is due once for the calendar year in which LIRUM first achieves the annual Net Sales associated with such milestone. By way of illustration, if LIRUM has Net Sales of a Licensed Product incorporating or relying on a Compound exceeding $[***] in a year, and in the next year has Net Sales of a Licensed Product incorporating or relying on the same Compound exceeding $[***], the milestone payment in the first year will be $[***] and the milestone payment in the second year will be $[***].

3.4.	Royalties. In further consideration of the licenses granted to LIRUM under this Agreement, LIRUM shall pay to IGF royalty payments on all Net Sales of Licensed Products. All such royalties are to be due and paid quarterly, within [***] ([***]) [***] after the end of each calendar quarter, and shall be determined on a calendar year basis as follows for sales by LIRUM, its Affiliates and Sublicensees:

For Licensed Products containing or relying on the Compound IGF-MTX:

(i)	[***] percent ([***]%) of the first [***] US dollars ($[***] ) of annual worldwide Net Sales of Licensed Products;

(ii)	[***] percent ([***]%) of the incremental annual worldwide Net Sales of Licensed Products in excess of [***] US dollars ($[***] ) and up to [***] US dollars ($[***] ); and

(iii)	[***] percent ([***]%) of all incremental annual worldwide Net Sales of Licensed Products in excess of [***] US dollars ($[***] ) in the relevant calendar year;

For Licensed Products containing or relying on the Compound CPE-54 or EGF-Bendamustine, or other Compound other than IGF-MTX that are Covered by Licensed Patents or produced using Licensed Know-How:

(i)	[***] percent ([***]%) of the first [***] US dollars ($[***] ) of annual worldwide Net Sales of all Licensed Products;

(ii)	[***] percent ([***]%) of the incremental annual worldwide Net Sales of Licensed Products in excess of [***] US dollars ($[***] ) and up to [***] US dollars ($[***] ); and

(iii)	[***] percent ([***]%) of all incremental annual worldwide Net Sales of Licensed Products in excess of [***] US dollars ($[***]) in the relevant calendar year;

Each of the rates set forth above are the “Base Royalty Rates.” Base Royalty Rates will be reduced by [***] percent ([***]%) where the Licensed Product is not Covered by a Valid Claim in the country of sale or manufacture. Royalties when owed or paid hereunder will be non-refundable and non-creditable and not subject to set-off, except as otherwise expressly set forth herein. No royalties shall be due upon the sale or transfer of Licensed Product among LIRUM and its Affiliates or Sublicensees, but in such cases the royalty shall be due and calculated on LIRUM’s or its Affiliates’ or Sublicensees’ Net Sales to the first independent Third Party. No royalties shall accrue on the disposition of Licensed Product by LIRUM or its Affiliates or Sublicensees for use in any Phase I Study, Phase II Study or Phase III Study or any clinical trial.

If LIRUM determines upon the advice of intellectual property counsel that a license to intellectual property rights from a Third Party is reasonably necessary to Exploit a Licensed Product, LIRUM may in its sole discretion deduct from any royalty payments due to IGF under this Section 3.4 an amount equal to [***] percent ([***]%) of any royalty actually paid to such Third Party to Exploit such Licensed Product

In addition, on a country-by-country and Licensed Product-by-Licensed Product basis, if a Generic Product for a Licensed Product is being sold in such country, the royalties payable by LIRUM in respect of that country and that Licensed Product shall be reduced by: (i) [***] percent ([***]%) from the first full calendar quarter after the date on which Level 1 Generic Competition first exists in such country, and (ii) [***] percent ([***]%) from the first full calendar quarter after the date on which Level 2 Generic Competition first exists in such country, but in each case of (i) and (ii) only for so long as the applicable Generic Competition exists in such country.

Notwithstanding the foregoing, for Compounds containing or relying upon CPE-54, LIRUM shall pay IGF a minimum royalty of [***] percent ([***]%) of Net Sales in the United States as “Net Sales” is defined in the Existing In-License Agreement until the expiration of the latter of U.S. Patents No. [***] and [***].

3.5	Duration of Royalty Obligations. LIRUM’s obligation to pay royalties to IGF on sales of Licensed Product shall continue for the Royalty Term for such Licensed Product.

3.6	Reports. Starting on the date of First Commercial Sale of a Licensed Product in the Territory, LIRUM shall furnish and deliver to IGF a quarterly written royalty report (and should also provide any reports provided to [***] by LIRUM) setting forth a full and true accounting of Net Sales of Licensed Products by LIRUM or its Affiliates and Sublicensees and the royalties due to IGF on such sales. Each such quarterly report shall be due within [***] ([***]) [***] following the end of the relevant calendar quarter. The royalty payments due under Section 3.4 for each calendar quarter will be due and payable to IGF on the same date that the royalty report for the calendar quarter is due. Each royalty report shall describe in reasonable detail (based upon the data then available to LIRUM) the Net Sales of each Licensed Product (including, without limitation, the gross amount invoiced and any deductions specified in the Net Sales definition) in the relevant local currency, the applicable exchange rate into U.S. dollars and the calculation of royalty payments due for the relevant calendar quarter in U.S. dollars. The information contained in each report under this Section 3.6 shall be considered Confidential Information of both Parties.

3.7	Manner of Payment. All cash payments to be made hereunder shall be paid in United States dollars and by bank wire transfer in immediately available funds to such bank account as may be designated in writing by IGF from time to time. In case of royalties due on sales of Licensed Product outside the United States, the exchange rate to be used in computing on a monthly basis the applicable royalty due to IGF in U.S. dollars shall be the applicable rate of exchange for buying U.S. dollars, as correctly published in the Wall Street Journal on the last business day of the calendar quarter for which royalties are being calculated. At IGF’s discretion, IGF may elect to take royalties in the local currency where sales in one or more jurisdictions are made.

3.8	Records and Audits. LIRUM will maintain (and will cause its Affiliates and Sublicensees to maintain) accurate books and records of accounting to document the sales of Licensed Products and the calculation of royalties, sales milestones and Sublicense Consideration payable to IGF under this Agreement. For a period of [***] ([***]) [***] following the end of the relevant calendar year, the relevant books and records will, upon written request by IGF, be made available for inspection by an internationally recognized firm of independent certified public accountants (to be selected by IGF and reasonably acceptable to LIRUM) as reasonably necessary to verify the accuracy of royalty reports and royalty payments for the relevant period and the payment of sales milestones and Sublicense Consideration. Access to such books and records shall be during normal business hours and upon reasonable prior notice; provided that in no event will any such audits or inspections be conducted more frequently than once per calendar year. The auditors will, upon request, enter into a confidentiality agreement as reasonably requested by LIRUM. The auditors will be permitted to disclose to IGF only whether the royalty reports are correct or incorrect, and the details and amounts of any discrepancies. If the auditors identify any underpayments or overpayments, the amount of any underpayments will be paid to IGF by LIRUM within [***] ([***]) [***] of notification of the results of such inspection, and any overpayments will be fully creditable against amounts payable to IGF in subsequent periods. Notwithstanding the foregoing, LIRUM may dispute the conclusions of the auditors pursuant to the dispute resolution procedure set forth in Section 11.7 and LIRUM may withhold any disputed amount from payment pending such resolution. IGF will be solely responsible for the costs and expenses of any such audit inspections, except that in the event of an underpayment of aggregate royalties, sales milestones and Sublicense Consideration due and payable to IGF for a calendar year of more than [***] percent ([***]%) of the total amount properly due, LIRUM will reimburse IGF for the reasonable documented audit fees and expenses charged by the auditors for such audit inspection. For clarity, upon the expiration of [***] ([***]) [***] following the end of any calendar year, and absent any willful misconduct or fraud by LIRUM or any of its Affiliates or Sublicensees, the calculation of royalties, sales milestones and Sublicense Consideration payable to IGF under this Agreement with respect to such calendar year shall become binding and conclusive upon the Parties and their Affiliates, and LIRUM (and its Affiliates and Sublicensees) and IGF and its Affiliates shall be released from any liability or accountability with respect to royalties due or overpayments made under this Agreement for sales of Licensed Products during such calendar year.

3.9	Taxes. The milestones and royalties payable by LIRUM to IGF under this Agreement shall be paid free and clear of any and all taxes, except for any withholding taxes required by Law. IGF shall be liable for all income and other taxes (including interest) imposed upon any payments made by LIRUM to IGF pursuant to this Agreement. If applicable Laws require the withholding of any taxes from payments made to IGF hereunder, LIRUM shall make such withholding payments and shall subtract the amount thereof from the payments due IGF. LIRUM shall promptly submit to IGF appropriate proof of payment of the withheld taxes as well as the official receipts within a reasonable period of time. LIRUM shall, upon request, provide IGF with reasonable assistance in order to assist IGF in seeking the benefit of any present or future tax exemptions and/or treaties against double taxation which may apply to any payments due IGF under this Agreement.

3.10	Interest Due. If any uncontested amount properly due and payable to a Party under this Agreement is overdue, then the paying Party will also pay interest on the amount unpaid amount accrued at the annual rate USD London Interbank Offered Rate (LIBOR) [***] ([***]) months plus [***] percent ([***]%) (or its replacement) compounded from the date on which the relevant payment was first due.

ARTICLE – 4.      INTELLECTUAL PROPERTY MATTERS

4.1	Ownership and Retained Rights. Subject to the licenses and rights granted herein, as between the Parties, IGF will retain sole and exclusive ownership of all rights, title, and interest in and to the Licensed Patents, and Licensed Know-How, that are licensed to LIRUM under this Agreement.

4.2	Responsibility for Patent Prosecution. LIRUM will be responsible for and control, at its sole cost, all aspects of the prosecution and maintenance of all Patent Rights (including the defense of any oppositions, interferences, reissue proceedings, reexaminations, oppositions, inter partes review, and other post-grant proceedings originating in a patent office) within the Licensed Patents in the Territory, unless otherwise provided under an Existing In-License Agreement. LIRUM’s responsibilities shall include decision making authority with respect to all such matters, which decisions LIRUM shall make in its sole discretion. IGF shall provide complete copies of the prosecution histories of the Licensed Patents to LIRUM and shall, upon request, cooperate with LIRUM in the prosecution and maintenance of such Patent Rights which cooperation shall include promptly executing or causing the execution of any and all documents that are reasonably necessary and appropriate to enable the prosecution and maintenance of such Patent Rights in the Territory.

4.3	Option to Maintain Patents. In the event that LIRUM decides not to pursue, or to abandon or otherwise cease to maintain, one or more patents that constitute Licensed Patents in a given country or countries, it will notify IGF to that effect. In such event, IGF shall have the option, exercisable by providing written notice to LIRUM within [***] ([***]) [***], to assume responsibility for continuing to prosecute and maintain the relevant patents in such country(ies) at IGF’s sole cost.

4.4	Enforcement and Defense. Each Party shall promptly notify the other Party in writing if it becomes aware of any Third Party actions which may constitute misappropriation or unauthorized use of the Licensed Know-How, infringement of the Licensed Patents, or a claim to invalidate or contest the enforceability of one or more patents which are Licensed Patents. Any such notice shall identify the Third Party and describe the relevant actions in sufficient detail to enable the other Party to evaluate the alleged misappropriation, infringement or other action. LIRUM shall have the first right, but not the obligation, to take action to enforce or defend such patents in the Field at LIRUM’s cost (including reasonably attorneys’ fees). In the event that LIRUM does not take action to defend or enforce, as applicable, the relevant intellectual property in the Field within [***] ([***]) [***] of becoming aware of the potential misappropriation, infringement or other action, IGF shall have the right, but not the obligation, to take action to enforce or defend such patents in the Field at IGF’s cost (including reasonable attorneys’ fees). LIRUM shall reasonably cooperate with IGF to enable IGF to take such action in LIRUM’s name where required by Law (including, without limitation, joining such action as a party plaintiff for initiation or continuation of such action); provided, however, that IGF shall not enter into any settlement or undertake any other action without the prior written consent of LIRUM which would (i) invalidate or otherwise render the relevant patents unenforceable, (ii) constitute an admission on behalf of LIRUM, (iii) impose any injunction or other similar restrictions upon LIRUM or its Affiliates, or (iv) obligate LIRUM to pay any damages or to incur any other financial obligations. The Party leading the prosecution of any misappropriation or infringement action shall be entitled to retain all of the proceeds thereof; provided that any settlement or award to LIRUM that is in the nature of lost sales of Licensed Product shall be treated as Net Sales hereunder.

4.5	New Inventions. The laws of inventorship in the U.S. shall control ownership of any inventions or discoveries arising hereunder. Each Party shall control any of its sole inventions; provided that any sole inventions of IGF and IGF’s rights in any joint inventions arising hereunder in the Field shall be included within the Licensed Patents.

ARTICLE – 5.      DEVELOPMENT AND DILIGENCE

5.1	Regulatory. LIRUM will be solely responsible for all regulatory matters related to the Exploitation of the Licensed Product in the Territory, including without limitation taking full responsibility for preparing and filing the relevant applications with the Regulatory Authorities for pre-clinical and clinical studies and for Regulatory Approvals. LIRUM shall have the right to file in its own name, and to own all regulatory filings and new Regulatory Approvals for the Compounds and Licensed Products in the Field in the Territory.

5.2	Diligence. LIRUM shall use Commercially Reasonable Efforts to develop, obtain Regulatory Approval and commercialize at least one Licensed Product comprising each of the Compounds IGF-MTX, EGF-Bendamustine, and CPE-54 in at least [***] ([***]) indication for each Licensed Product in the Field in the U.S. and/or the EU.

5.3	Status Reports. LIRUM shall keep IGF reasonably informed as to the status and results of its efforts to Exploit Licensed Products in the Field including with annual reports on or before [***] of each year during the Term describing in detail as of that reporting period, all research, development and marketing activities for Licensed Product, (including receipt of Regulatory Approval of Licensed Product in any country or jurisdiction worldwide), in each case, resulting from LIRUM’s Exploitation of Licensed Product under this Agreement since the last written report. At the sole cost of IGF, IGF shall have the right to audit LIRUM’s and Sublicensees’ records relating to development of Licensed Product.

5.4	Notice of Abandonment. Without limiting any other obligation to provide reports hereunder, LIRUM shall immediately notify IGF if at any time LIRUM or an exclusive Sublicensee abandons or suspends its research, development or marketing of any Licensed Product, or fails to comply with its diligence obligations under this Article 5 with respect to a Licensed Product for a period exceeding [***] ([***]) [***]. IGF may, at its option upon written notice, terminate all licenses to LIRUM hereunder with respect to any abandoned Licensed Product or Licensed Product for which Licensee fails to meet its diligence obligations for a period of [***] ([***]) [***].

ARTICLE - 6.      MANUFACTURING

Responsibility for Manufacturing. LIRUM shall be solely responsible for manufacturing, or procuring the manufacture of, all of its requirements of Compound and/or Licensed Products for use and/or sale in the Field in the Territory.

ARTICLE - 7.      CONFIDENTIALITY

7.1	Confidentiality. Notwithstanding any prior confidentiality agreements between the Parties, which shall remain in effect, with respect to this Agreement, each of LIRUM and IGF shall use only in accordance with this Agreement, including without limitation, to develop and commercialize the Compounds and the Licensed Products, and shall not otherwise disclose to any Third Party, any of the other Party’s Confidential Information received by it pursuant to this Agreement without the prior written consent of the other Party. The obligations set forth in this Section 7.1 shall survive the expiration or earlier termination of this Agreement for a period of [***] ([***]) [***]. However, these obligations shall not apply to the receiving Party when and to the extent that the Confidential Information of the disclosing Party:

(i)	is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party or in breach of a duty to keep such information confidential, as documented by the receiving Party’s business records;

(ii)	is at the time of disclosure or thereafter becomes published or otherwise part of the public domain without breach of this Agreement or other obligation by the receiving Party;

(iii)	is subsequently disclosed to the receiving Party by an independent Third Party that has the legal right to make such disclosure without obligations of confidentiality;

(iv)	is independently developed by the receiving Party without the aid, application or use of the disclosing Party’s Confidential Information and such independent development can be documented by the receiving Party;

(v)	is disclosed to any institutional review board of any entity conducting clinical trials, or any governmental or other regulatory agencies in the Territory in order to gain approval to conduct clinical trials or to market Licensed Product in the Field, but such disclosure may be made only to the extent reasonably necessary to obtain such authorizations; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with Laws; or

(vi)	is required by Law to be disclosed by the receiving Party; provided that notice is promptly delivered to the disclosing Party in order to provide it an opportunity to seek a protective order or other similar order with respect to such Confidential Information, and provided, further that the Party required to make such disclosure thereafter discloses to the relevant entity only the minimum Confidential Information required to be disclosed in order to comply, whether or not a protective order or other similar order is obtained by the disclosing Party.

7.2	Publicity; Publications.

(i)	IGF may not use the name, logos or trademarks of LIRUM in any publicity, advertising or in any other public way, and may not issue any press releases or otherwise publicize or disclose any information related to the existence of this Agreement, the terms or conditions of this Agreement, without the prior written consent of LIRUM.

(ii)	LIRUM shall have the right to publish or present information relating to any Compound or Licensed Product without restriction.

7.3	Exceptions. Nothing in the foregoing, however, shall prohibit a Party from making disclosures to the extent required in order to comply with applicable federal or state securities laws or under any rule or regulation of any nationally recognized securities exchange; provided that any such disclosure is accurate and complete. In such event, however, the Party required to disclose shall consult with the other Party prior to making any such disclosure, shall provide the other Party with a reasonable opportunity to review and comment on the proposed disclosure, and, where applicable, shall seek to obtain confidential treatment to the extent available. The Parties acknowledge that either or both Parties may, at some time during the term of this Agreement, be obligated to file under applicable Laws a copy of this Agreement with the U.S. Securities and Exchange Commission (the “SEC”) or other governmental authorities or otherwise to disclose the terms of this Agreement in securities filings as required by applicable Law. Each Party shall be entitled to make such a required filing, provided that it requests confidential treatment of the commercial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party. At least [***] ([***]) [***] prior to such disclosure or filing (or such shorter period as may be required to permit timely filing or disclosure with the SEC or other governmental authority), the Party required to make such a filing of a copy of this Agreement will provide the other Party with a copy of this Agreement marked to show provisions for which such Party intends to seek confidential treatment.

7.4	Representatives. Notwithstanding anything herein to the contrary, either Party may disclose Confidential Information of the other Party to its Affiliates, and to its and their directors, employees, consultants, agents, licensees, Sublicensees, collaborators, subcontractors, potential or actual investors, acquirers or merger partners (each a “Representative”) in each case who have a need to know such Confidential Information, are bound by commercially reasonable obligations of confidentiality but no less strict than those in this Agreement and provided such Representatives are prohibited from further disclosure of such Confidential Information and such Party remains liable for any breach by such Representative of the non-disclosure and restrictions on use set forth in this Agreement.

7.5	Return of Confidential Information. Upon termination or expiration of this Agreement, or earlier if so agreed in writing by the Parties, the receiving Party shall either return all copies of the Confidential Information it may have received or be deemed to have received from the other Party, or destroy in a secure manner all such copies of the Confidential Information if so instructed by the other Party except (i) to the extent of a continuing license in favor of the receiving Party; and (ii) for one copy which may be retained for the purpose of establishing that Party's compliance with its obligations under this Agreement.

ARTICLE - 8.      REPRESENTATIONS AND WARRANTIES

8.1	Representations and Warranties of Each Party. Each of LIRUM and IGF hereby represents, warrants to the other Party hereto that as of the Effective Date:

(i)	it is a corporation or other business entity duly organized and validly existing under the Laws of the state or other jurisdiction of its incorporation or formation;

(ii)	the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action;

(iii)	it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(iv)	the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;

(v)	except for the governmental and Regulatory Approvals required to manufacture and/or market and sell the Licensed Product in the Field in the Territory, the execution, delivery and performance of this Agreement by such Party does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or Regulatory Authority and the execution, delivery or performance of this Agreement will not violate any Law applicable to such Party; and

(vi)	this Agreement has been duly authorized, executed and delivered and constitutes such Party's legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors' rights and to the availability of particular remedies under general equity principles.

8.2	Representation, Warranties and Covenants by IGF. IGF hereby represents, warrants and covenants to LIRUM that as of the Effective Date:

(i)	Schedule 1 is a complete and accurate list of all Licensed Patents Controlled by IGF as of the Effective Date;

(ii)	Schedule 2 is a complete and accurate list of all material Licensed Know-How that exists in written form and which is Controlled by IGF as of the Effective Date;

(iii)	Except as set forth in the relevant Schedule, the Licensed Patents are subsisting, have been duly applied for and registered in accordance with applicable Law, and to IGF’s knowledge have no unsatisfied past maintenance or annuity obligation;

(iv)	Except as set forth in the relevant Schedule, the Licensed Patents are not declared invalid or unenforceable, in whole or in part and to IGF’s knowledge no action or proceeding has been filed, is pending, or, is threatened by a Third Party (i) alleging that the use or practice of the Licensed Patents or Licensed Know-How infringed or misappropriated, or would infringe or misappropriate, the intellectual property rights of such Third Party, or (ii) challenging the validity or enforceability of the issued claims of any Licensed Patents, including pursuant to any interference, reissue, re-examination, inter partes review, post grant review, opposition proceeding or any equivalent proceeding anywhere in the world;

(v)	it has the full right, power and authority to grant the licenses to LIRUM provided for under Article 2 subject to the terms of this Agreement;

(vi)	It is the sole and exclusive owner of the Licensed Patents other than those Licensed Patents under the Existing In-License Agreement, and Licensed Know-How, all of which are free and clear of any liens, charges and encumbrances, and no independent Third Party has any claim of ownership with respect thereto;

(vii)	The Licensed Patents and Licensed Know-How are not subject of any claims, licenses, leases, options or other agreements that would conflict with or limit the scope of any of the rights or licenses granted to LIRUM hereunder, or would give rise to any Third Party claims for payment against LIRUM, except under the Existing In-License Agreements;

(viii)	To IGF’s knowledge, there are no Third Party Patents that would be infringed by practicing the Licensed Patents or Licensed Know-How or Exploiting the Compounds or Licensed Products;

(ix)	as of the Effective Date, IGF has secured from all employees, consultants, contractors and other persons who have contributed to the creation or invention of any of the Licensed Patents a written agreement assigning to IGF all rights to such creations, inventions or Licensed Patents except for Licensed Patents under the Existing In-License Agreement. IGF has not received any written communication challenging IGF’s ownership of or right to use the Licensed Patents;

8.3	Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

8.4	Disclaimer of Warranties. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE - 9.      LIABILITY AND INDEMNIFICATION

9.1	Indemnification by LIRUM. LIRUM shall indemnify, defend and hold harmless IGF, its Affiliates, and its and their respective officers, directors, employees and agents from and against any and all Third Party claims, suits, liability, damages, losses, costs or expenses (including reasonable attorneys’ fees) which directly or indirectly result from or arise out of (i) the development, manufacture, storage, distribution, marketing, promotion, use or sale or any other Exploitation of the Compounds and/or Licensed Products by or on behalf of LIRUM or any its Affiliates, or Sublicensees, customers or clients on or after the Effective Date, (ii) the material breach by LIRUM of one or more of its obligations under this Agreement, or (iii) the material breach by LIRUM of one or more of its representations, warranties or covenants under this Agreement, except, with respect to each of (i), (ii) and (iii) above, to the extent caused by IGF’s negligence or willful misconduct.

9.2	Indemnification by IGF. IGF shall indemnify, defend and hold harmless LIRUM and its officers, directors, employees and agents from and against any and all Third Party claims, suits, liability, damages, losses, costs or expenses (including reasonable attorneys’ fees) which directly or indirectly result from or arise out of (i) the development, manufacture, storage, distribution, marketing, promotion, use or sale of the Compounds and/or Licensed Products by or on behalf of IGF or any its Affiliates, Sublicensees, customers or clients prior to the Effective Date, (ii))the breach by IGF of one or more of its obligations under this Agreement, or (iii) the breach by IGF of one or more of its representations or warranties under this Agreement, except to the extent caused by LIRUM’s gross negligence or willful misconduct or LIRUM’s material breach of any of its obligations, representations, warranties or covenants under this Agreement or negligent or willful misconduct.

9.3	Conditions to Indemnification. Each Party agrees to promptly give the other Party notice of any claim for which indemnification may be sought. Failure of an indemnified Party to provide notice of a claim to the indemnifying Party shall only affect the indemnified Party’s right to indemnification hereunder if and to the extent that such failure has a material adverse effect on the indemnifying Party’s ability to defend the claim and/or the nature or the amount of the liabilities under the claim. The indemnifying Party shall have the right to assume the defense of any suit or claim for which it is indemnifying the other Party if it has assumed responsibility for the suit or claim in writing; provided, however, that if in the reasonable judgment of the indemnified Party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business operations or assets of the indemnified Party, the indemnified Party may waive its rights to indemnity under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any other indemnification rights such Party may have at law or in equity. If the indemnifying Party defends the suit or claim, the indemnified Party may participate in (but not control) the defense thereof at its sole cost and expense.

9.4	Settlements. Neither Party may settle any claim or action related to a liability arising under or in connection with this Agreement or the Parties performance hereunder without the consent of the other Party if such settlement would impose any monetary obligation on the other Party or require the other Party to submit to an injunction or otherwise limit the other Party's rights under this Agreement; provided that such consent shall not be unreasonably withheld or delayed. Any payment made by a Party to settle any such claim or action shall be at its own cost and expense.

ARTICLE - 10.      TERMINATION

10.1	Term of Agreement. This Agreement shall become effective as of the Effective Date and, unless terminated earlier by mutual written agreement of the Parties or by one Party pursuant to Sections 10.2 or 10.3 below, this Agreement shall continue in effect on a country-by-country and Licensed Product by Licensed Product basis until the expiration of the Royalty Term for all Licensed Product (the “Term”). Upon expiration of the Term, the license granted to LIRUM under Section 2.1 shall automatically convert, on a country-by-country and Licensed Product by Licensed Product basis, into a fully-paid, perpetual, irrevocable license.

10.2	Termination for Convenience. LIRUM shall be permitted to terminate this Agreement with respect to any Compound or all Compounds for any reason or no reason upon [***] ([***]) [***] written notice to IGF. IGF shall be permitted to terminate this Agreement for any reason or no reason upon [***] ([***]) [***] written notice to LIRUM if LIRUM has not paid all of the upfront payments due under Section 3.1 (i), (ii), and (iii) by their respective due dates.

10.3	Termination for Breach. In addition to any other right or remedy a Party may have, each Party shall have the right to unilaterally terminate this Agreement with respect to a specific Compound or all Compounds upon [***] ([***]) [***] written notice to the other Party if such other Party commits a material breach of one or more of its obligations under this Agreement with respect to a specific Compound or all Compounds, as applicable, and thereafter fails to cure such breach within [***] [***] of written notice of such breach (provided that the period for cure of any breach related to LIRUM’s obligation to make up front payments, milestones, or pay royalties shall be [***] ([***]) [***]). For the avoidance of doubt, if LIRUM is found to be in breach of any Compound-specific sections of this Agreement, then this Agreement shall only terminate with respect to that Compound for which LIRUM was in breach.

10.4	Termination for Insolvency. In addition to any other right or remedy a Party may have, this Agreement may be immediately terminated by a Party by written notice to the other Party upon the filing or institution of bankruptcy, reorganization (in connection with any insolvency), liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by such other Party, or in the event a receiver or custodian is appointed for such other Party's business, or if a substantial portion of such other Party's business is subject to attachment or similar process; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the proceeding is not dismissed within [***] ([***]) [***] after the filing thereof.

10.5	Effects of Expiration or Termination. The expiration or earlier termination of this Agreement shall not relieve either Party of any obligation accruing under this Agreement prior to such expiration or termination, and no payments made prior to the effective date of termination will become refundable. Any expiration or early termination of this Agreement shall be without prejudice to the rights of either Party against the other in respect of any financial obligations accrued under this Agreement prior to the effective date of such expiration or termination, including the obligation to pay milestones achieved or royalties for Licensed Products sold prior to such date.

10.6	Survival. The following provisions, as well as any provision which by its terms is clearly intended to survive termination or expiration of this Agreement, will survive termination or expiration of this Agreement: Articles 7, 9, 10, 11 and Section 8.4. Termination or expiration of this Agreement will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. All other rights and obligations will terminate upon termination or expiration of this Agreement.

ARTICLE - 11.      MISCELLANEOUS PROVISIONS

11.1	Assignment. This Agreement and the licenses or other rights or obligations herein shall not be assignable by either Party, either in whole or in part, without the prior written consent of the other Party. Notwithstanding the foregoing, (i) each Party may assign this Agreement to an Affiliate without the prior consent of the other Party; and (ii) each Party may assign this Agreement in its entirety to a Third Party in connection with a merger or sale of substantially all of its assets or business (or the portion of its business pertaining to the subject matter of this Agreement).

11.2	Waiver. Any delay or failure by a Party in enforcing its rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party's rights to the future enforcement of such rights under this Agreement, nor operate to bar the exercise or enforcement thereof at any time or times thereafter, excepting only as to an express written and signed waiver by such Party as to a particular matter for a particular period of time.

11.3	Independent Relationship. Nothing in this Agreement shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto (or any of their respective Affiliates, agents or employees) or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

11.4	Notice. Any notice or other communication required or permitted to be given by one Party to the other Party pursuant to this Agreement shall sent to such Party (i) by certified or registered mail, return receipt and postage prepaid, (ii) by facsimile, with confirmation sent by first class mail, postage prepaid, or (iii) by overnight delivery service, in each case addressed to:

for notices to IGF:

IGF Oncology, LLC

[***]

[***]

E-mail: [***]

for notices to LIRUM:

Lirum Therapeutics, Inc.

590 Park Avenue

New York, NY 10065

E-mail: Info@lirumtherapeutics.com

with a required copy to:

[***]Attn: [***]

Email: [***]

or to such other address as a Party shall designate by written notice given to the other Party.

11.5	Entire Agreement. This Agreement (including the Schedules hereto) and all the covenants, promises, agreements, warranties, representations, conditions and understandings contained herein sets forth the complete, final and exclusive agreement between the Parties with respect to the subject matter hereof and supersedes and terminates all prior and contemporaneous agreements and understandings between the Parties, whether oral or in writing. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein. No subsequent alteration, amendment, change, waiver or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party. Each Party in deciding to execute this Agreement has not relied on any understanding, agreement, representation or promise by the other Party which is not explicitly set forth herein.

11.6	Force Majeure. Failure of a Party to perform its obligations under this Agreement (except the obligation to make payments when properly due) shall not subject such Party to any liability or place them in breach of any term or condition of this Agreement to the other Party if such failure is due to any cause beyond the reasonable control of such non-performing Party ("Force Majeure"). Causes of non-performance constituting Force Majeure shall include, without limitation, acts of God, fire, explosion, flood, drought, pandemic, war, riot, sabotage, terrorism, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment or machinery (but not if such failure is a result of the failing Party’s act or omission), interruption of or delay in transportation, a national health emergency (including pandemic) or compliance with any order or regulation of any government entity acting with color of right. The Party affected shall promptly notify the other Party of the condition constituting Force Majeure as defined herein and shall exert reasonable efforts to eliminate, cure and overcome any such causes and to resume performance of its obligations with all possible speed; provided, however, that nothing contained herein shall require any Party to settle on terms unsatisfactory to such Party any strike, lock-out or other labor difficulty, any investigation or proceeding by any public authority, or any litigation by any Third Party. If a condition constituting Force Majeure as defined herein exists for more than [***] ([***]) [***], the Parties shall meet to negotiate a mutually satisfactory resolution to the problem, if practicable.

11.7	Dispute Resolution. Either Party may refer any claim, controversy or dispute in connection with this Agreement to the Chief Executive Officers of the Parties for good-faith discussions over a period of not less than [***] ([***]) [***] (the “Senior Executives Discussions”). Each Party shall make its executives reasonably available for such discussions. If the Parties are unable to resolve the claim, controversy or dispute through the Senior Executives Discussions within such [***] ([***]) [***], then, subject to Section 11.8, either Party may pursue relief in a court with jurisdiction.

11.8	Governing Law. This Agreement shall be construed and the legal relations between the parties hereto determined in accordance with the Laws of the State of New York, without regard for its conflict of law provisions (other than NY General Obligations Law § 5-1401). The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

11.9	Severability. If any provision of this Agreement is declared illegal, invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court; provided, however, that in the event that the terms and conditions of this Agreement are materially altered, the Parties will, in good faith, renegotiate the terms and conditions of this Agreement to reasonably substitute such invalid or unenforceable provisions in light of the intent of this Agreement.

11.10	Further Acts. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.11	Rights in Bankruptcy.

(i)	All rights and licenses granted under or pursuant to this Agreement by one Party to the other are, for all purposes of Title 11 of the United States Code (“Title 11”), licenses of rights to “intellectual property” as defined in Title 11, and, in the event that a case under Title 11 is commenced by or against either Party (the “Bankrupt Party”), the other Party shall have all of the rights set forth in Section 365(n) of Title 11 to the maximum extent permitted thereby. During the Term, each Party shall create and maintain current copies to the extent practicable of all such intellectual property. Without limiting the Parties’ rights under Section 365(n) of Title 11, if a case under Title 11 is commenced by or against the Bankrupt Party, the other Party shall be entitled to a copy of any and all such intellectual property and all embodiments of such intellectual property, and the same, if not in the possession of such other Party, shall be promptly delivered to it (A) before this Agreement is rejected by or on behalf of the Bankrupt Party, within [***] ([***]) [***] after the other Party’s written request, unless the Bankrupt Party, or its trustee or receiver, elects within [***] ([***]) [***] to continue to perform all of its obligations under this Agreement, or (B) after any rejection of this Agreement by or on behalf of the Bankrupt Party, if not previously delivered as provided under clause (A) above. All rights of the Parties under this Section 11.11 and under Section 365(n) of Title 11 are in addition to and not in substitution of any and all other rights, powers, and remedies that each party may have under this Agreement, Title 11, and any other applicable Laws. The non-Bankrupt Party shall have the right to perform the obligations of the Bankrupt Party hereunder with respect to such intellectual property, but neither such provision nor such performance by the non-Bankrupt Party shall release the Bankrupt Party from any such obligation or liability for failing to perform it.

(ii)	The Parties agree that they intend the foregoing non-Bankrupt Party rights to extend to the maximum extent permitted by Law and any provisions of applicable contracts with Third Parties, including for purposes of Title 11, (A) the right of access to any intellectual property (including all embodiments thereof) of the Bankrupt Party or any Third Party with whom the Bankrupt Party contracts to perform an obligation of the Bankrupt Party under this Agreement, and, in the case of the Third Party, which is necessary for the development, Regulatory Approval and manufacture of Compound and/or Licensed Products and (B) the right to contract directly with any Third Party described in subsection (A) in this sentence to complete the contracted work.

(iii)	Any intellectual property provided pursuant to the provisions of this Section 11.11 shall be subject to the licenses set forth elsewhere in this Agreement and the payment obligations of this Agreement, which shall be deemed to be royalties for purposes of Title 11.

(iv)	Notwithstanding anything to the contrary herein, in the event that IGF is the Bankrupt Party, LIRUM may take appropriate actions in connection with the filing, prosecution, maintenance and enforcement of any Licensed Patent without being required to consult with IGF before taking any such actions.

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties as of the date first set forth above.

LIRUM THERAPEUTICS, INC.	IGF ONCOLOGY, LLC

By:	By:

Name:	Name:

Title:	Title:

Schedule 1

Licensed Patents

[***]

Schedule 2

Licensed Know-How

[***]

Schedule 3

Compounds and Materials

[***]